EXHIBIT 32(b)
CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, Michael R. Cole, Chief Financial Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The report on Form 10-K for the period ended December 31, 2005, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this report on Form 10-Q for the period ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date:	March 8, 2006	By:	/s/ Michael R. Cole

Michael R. Cole
		Its:	Chief Financial Officer